                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1997
DISTRIBUTION DATE: 5/15/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                              Per $1,000 of
                                                                                             Original Class A
                                                                                               Certificate
                                                                                                  Amount
                                                                                             ----------------
   (i) Principal Distribution                                               $ 2,883,289.53      $5.650986

  (ii) Interest Distribution                                                $    70,067.85      $0.137327

 (iii) Amount of Distribution allocable to the Yield Suppl. Amount          $     4,338.89
       Amount of Distribution allocable to the Shortfall (Excess) Amount    $     4,791.46

  (iv) Monthly Servicing Fee                                                $    19,318.40      $0.037862
       Monthly Supplemental Servicing Fee                                   $         0.00      $0.000000
       Class A Percentage of the Servicing Fee                              $    17,966.11      $0.035212
       Class A Percentage of the Supplemental Servicing Fee                 $         0.00      $0.000000

   (v) Class A Principal Balance (end of Collection Period)                 $18,676,048.57
       Class A Pool Factor (end of Collection Period))                           3.6603363%
       Class B Principal Balance (end of Collection Period)                 $ 1,405,724.09

  (vi) Pool Balance (end of Collection Period)                              $20,081,772.66

 (vii) Class A Interest Carryover Shortfall                                 $         0.00      $0.000000
       Class A Principal Carryover Shortfall                                $         0.00      $0.000000

(viii) Amount otherwise distributable to Class B Certificateholders         $         0.00
       that is distributed to Class A Certificateholders

  (ix) Balance of the Reserve Fund Property (end of Collection Period)      $ 5,486,319.09

   (x) Aggregate Purchase Amount of Receivables repurchased by              $         0.00
       the Seller or the Servicer




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